CURTISS-WRIGHT CORPORATION
SAVINGS AND INVESTMENT PLAN
As Amended and Restated effective January 1, 2015
TENTH INSTRUMENT OF AMENDMENT
Recitals:

1.
Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss‑Wright Corporation Savings and Investment Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2015.

2.	Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the Plan to increase the maximum limit under the automatic escalation program.

3.	Section 12.01(a) of the Plan permits the Company to amend the Plan at any time and from time to time.

4.	Section 12.01(b) authorizes the Administrative Committee to adopt Plan amendments on behalf of the Company under certain circumstances.

5.	Certain of the Plan amendments described herein shall be subject to approval by the Board of Directors.
Amendments to the Plan:
Effective January 1, 2019, Section 3.04A is amended by substituting the numeral “8” for the numeral “6”.
Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this amendment has been executed on this 15th day of January 2019.

Curtiss-Wright Corporation
Administrative Committee

By:	/s/ Christopher J. McMahon